Letter Option Agreement

August 27, 2007

Proteus Mining Limited
2 New Square
Lincoln’s Inn
London WC2A 3RZ
United Kingdom

Re:     Option Agreement to Acquire Proteus Subsidiaries

Gentlemen:

              This letter confirms this option agreement reached today between Buckingham Exploration Inc., a Nevada corporation (“Buckingham”) and Proteus Mining Limited, an England and Wales corporation (“Proteus”).

Whereas:

A.

Proteus has acquired an option to purchase 939 unpatented lode mining claims located in Colorado, USA which are more particularly described in Exhibit “A”, attached hereto as pages A-1 to A-32 and incorporated herein by this reference (the “Claims”).

B.	Upon exercise of its option, Proteus shall be entitled to 100% of the legal and beneficial interest in the Claims, subject to the following:

	i.	a net returns production royalty of two percent of the proceeds of minerals mined and sold from the Claims; and

ii.

the option of Pikes Peak Energy LLC. to purchase any of the Claims for US$500 per claim after receiving notice from Proteus or its assignee of the intention to abandon such claim, and before the maintenance payments have to be made to prevent the Bureau of Land Management from declaring any such claim deemed abandoned

1

and forfeited for failure to pay the Bureau of Land Management’s required annual maintenance fee

(collectively the “Proteus Mineral Interest”);

C.

Proteus intends to exercise its option to acquire the Proteus Mineral Interest and to assign the Proteus Mineral Interest to one or more corporations wholly owned by Proteus and incorporated or to be incorporated in Colorado (the “Proteus Subsidiaries”); and

D.	Buckingham wishes to acquire an option to purchase 100% of the outstanding securities of the Proteus Subsidiaries.

The parties hereby agree to the following terms and conditions:

1.

In consideration of Buckingham paying to Proteus the sum of US$250,000 (the receipt of which is hereby acknowledged by Proteus), Proteus hereby grants to Buckingham the exclusive option (the “Option”) to purchase 100% of the outstanding securities of the Proteus Subsidiaries (the “Securities”). Buckingham may exercise the Option by making all of the following payments of cash and shares to Proteus:

	a.	US$1,125,000 to be paid on August 22, 2007;

	b.	US$6,300,000 to be paid by November 28, 2007; and

c.

2,000,000 fully paid and non assessable common shares of Buckingham, free from all liens, charges and other type of encumbrance (but subject to Regulation S promulgated under the United States Securities Act of 1933, as amended) to be issued and delivered to Proteus by November 28, 2007.

2.	If the payments are not made in accordance with the time periods set out in the preceding paragraph, the Option will terminate and be of no further effect.

3.	Upon exercise of the Option, Proteus shall immediately transfer to Buckingham all of the Securities. At the time of the transfer of the Securities to Buckingham:

	a.	no person or entity other than Buckingham shall have any option, warrant or other right to acquire any common stock or any other securities in any of the Proteus Securities;

	b.	all of the Claims shall be in good standing;

	c.	the Proteus Subsidiaries shall have the rights to own the entire undivided legal and equitable interest in the Proteus Mineral Interest, subject to the paramount title of the United States; and

	d.	none of the Proteus Subsidiaries shall have any liabilities or indebtedness, unless otherwise agreed in writing by Buckingham.

2

4.

Proteus shall ensure that from the date of their inception until the transfer of the Securities, the business activities of each of the Proteus Subsidiaries shall be limited to acquiring, holding and maintaining the Proteus Mineral Interest.

5.

Proteus warrants that the transfer of the Securities to Buckingham will not invalidate or otherwise limit or interfere with the Proteus Subsidiaries’ ownership and interest in the Proteus Mineral Interest.

6.	From the date of this agreement until the exercise or termination of the Option, Proteus shall not:

	a.	encumber the Claims or in any way or transfer or assign any right or interest in or to the Claims except to transfer them to the Proteus Subsidiaries; or

	b.	encumber the securities or assets of any of the Proteus Subsidiaries in any way.

7.	The terms outlined herein may be subsequently formalized into a formal agreement. However, until completion of such formal agreement this letter option agreement shall govern.

8.	This agreement may be signed by facsimile and in counterparts.

If the terms and conditions herein are agreeable to you, please sign below and return to us one copy of this letter signed by Proteus.

Very truly yours,

BUCKINGHAM EXPLORATION INC.

By: /S/ C. Robin Relph
       President & CEO

Accepted and Agreed:

PROTEUS MINING LIMITED

By: /S/ Andrew Greenfield	Date: August 27, 2007
Company Secretary

3